SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934





       Date of Report (Date of earliest event reported): January 14, 2004


                             RADIOSHACK CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                    1-5571                      75-1047710
      (State or other             (Commission                 (I.R.S. Employer
      jurisdiction of             File Number)               Identification No.)
       incorporation)

     100 Throckmorton Street, Suite 1800, Fort Worth, Texas        76102
           (Address of principal executive offices)              (Zip Code)


        Registrant's telephone number, including area code (817) 415-3700

Item 12.  Results of Operations and Financial Condition

     On January 14, 2004, RadioShack Corporation (the "Company") issued a press release containing certain information with respect to its results of operations and financial condition for the fourth quarter of 2003. A copy of the press release is attached as Exhibit 99.1.

     In the press release, the Company utilized a non-GAAP financial measure to present the Company's free cash flow. The Company's management believes that free cash flow is an appropriate indication of the Company's ability to fund share repurchases, repay maturing debt, change dividend payments or fund other uses of capital that management believes will enhance stockholder value. Management does not intend the presentation of this non-GAAP financial measure to be considered in isolation or as a substitute for measures prepared in accordance with GAAP.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 14th day of January, 2004.

                                      RADIOSHACK CORPORATION


                                      /s/  Mark C. Hill
                                      ------------------------------------------
                                      Mark C. Hill
                                      Senior Vice President - Chief
                                      Administrative Officer, Corporate
                                      Secretary and General Counsel

                                  EXHIBIT INDEX

Exhibit No.

99.1     Press Release, dated January 14, 2004.

                                                                    Exhibit 99.1


                                                                January 14, 2004
                                                                    RSH-2004-001

For further information contact:
James M. Grant,                                   Laura Moore,
Senior Director, Investor Relations               Senior Vice President,
(817) 415-7833                                    Chief Communications Officer
Or                                                (817) 415-3300
Leah M. King                                      Media.relations@radioshack.com
Director, Investor Relations                      ------------------------------
(817) 415-2909
investor.relations@radioshack.com
---------------------------------

                  RADIOSHACK CORPORATION REVISES FOURTH QUARTER
                       EARNINGS PER SHARE GUIDANCE HIGHER

Fort Worth, Texas--January 14, 2004 -- RadioShack Corporation (NYSE: RSH) today announced that its fourth quarter 2003 earnings per share will exceed the high end of its previously stated forecast of $0.67 to $0.70. Additionally, the company reported that fourth quarter 2003 free cash flow(1) will be approximately $420 million versus previous guidance of $310 million to $350 million.

The most significant driver of RadioShack's earnings results was better than expected gross margin. Factors impacting gross margin included:
  o Favorable merchandise mix,
  o Much higher profitability on similar products sold the previous year,
  o Better results from merchandise markdowns, and
  o Significant benefits from supply chain management initiatives.

"Product mix and other elements of our operating plan continue to positively impact our bottom line," said Leonard Roberts, Chairman and Chief Executive Officer. "We overcame light traffic trends and inclement weather by selling more profitably to deliver higher earnings and greater shareholder value."

RadioShack delivered value to customers and shareholders by selling competitively priced, relevant products without compromising its financial model. In addition to the strong gross margin, slightly better-than-expected results from operating expenses contributed to the favorable fourth quarter earnings.

Lower sales results partially offset the benefits elsewhere on the income statement. RadioShack's fourth quarter 2003 total sales decreased 1%, to $1.48 billion from $1.50 billion in fourth quarter 2002. On a comparable store basis, sales were also down 1% for the quarter.

Departmental year-over-year sales results and key drivers for fourth quarter 2003 were as follows:

  o Wireless Communications - Up 17%, due to higher sales of Verizon and Sprint products and services as well as higher sales of wireless accessories.
  o Wired Communications - Down 18%, due to lower sales of telephones and telephone accessories because of a market shift to wireless.
  o Radio Communications - Down 6%, due primarily to lower sales of FRS radios.
  o Computer - Down 8%, due to lower sales of computers and gaming bundles offset by higher sales of networking and imaging products.
  o Home Entertainment - Down 15%, due to lower sales of direct-to-home satellite systems and installation, home video and audio products, and home entertainment accessories.
  o Power & Technical - Down 1%, due primarily to lower sales of technical parts offset by higher sales of certain power products.
  o Personal Electronics, Toys & Portable Audio - Down 5%, due primarily to lower sales of personal audio, educational toys, and gifts; offset in part by higher sales of micro radio-controlled toys and wellness products.

Sales in accessory and battery categories throughout all of the company's departments taken collectively were down less than 1%.

The company will hold a live audiocast of its investor conference on its corporate website www.radioshackcorporation.com starting at 9:30 a.m. ET this Friday, January 16, to discuss the results and more.

Results are unaudited.

Statements made in this press release which are forward-looking statements involve risks and uncertainties and are indicated by words such as "likely," "believes," and other similar words or phrases. These uncertainties include, but are not limited to, economic conditions, product demand, competitive products and pricing, availability of products, the regulatory environment and other risks indicated in filings with the Securities and Exchange Commission such as RadioShack's most recent Form 10-K and 10-Q.

Fort Worth, Texas-based RadioShack Corporation (NYSE: RSH) is the nation's most trusted consumer electronics specialty retailer of wireless communications, electronic parts, batteries and accessories as well as other digital technology products and services. With more than 7,000 outlets nationwide, it is estimated that 94 percent of all Americans live or work within five minutes of a RadioShack store or dealer. The company's knowledgeable sales associates and brand position - "You've got questions. We've got answers.(R)" - support RadioShack's mission to demystify technology in every neighborhood in America. For more information on the company, visit the RadioShack Corporation Web site at www.radioshackcorporation.com. For more information on RadioShack products and services, visit its e-commerce Web site at www.radioshack.com.

--------
1 Free cash flow is defined as net cash from operating activities minus additions to property, plant and equipment (a.k.a. capital expenditures) minus dividends paid. Amounts available for a quantitative reconciliation of our projected free cash flow to the corresponding net cash from operating activities will not be available until the finalization of our 2003 financial statements.